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                                                               EXHIBIT 99.1

PROXY                       CAMCO INTERNATIONAL INC.

                                   PROXY FOR
                        SPECIAL MEETING OF STOCKHOLDERS
                                AUGUST 31, 1998

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.

  The undersigned stockholder of Camco International Inc. ("Camco") hereby appoints GILBERT H. TAUSCH, HERBERT S. YATES and RONALD R. RANDALL, or any of them, as proxies, each with power to act without the others and with full power of substitution, for the undersigned to vote the number of shares of Common Stock of Camco that the undersigned would be entitled to vote if personally present at the Special Meeting of Stockholders of Camco to be held on Monday, August 31, 1998, at 10:00 a.m., Houston time, at Chevron Tower Auditorium, 1301 McKinney, Houston, Texas, and at any adjournment or postponement thereof, on the following matters that are more particularly described in the Proxy Statement /Prospectus dated July 27, 1998:

                   (Continued and to be Signed on Other Side)    SEE REVERSE
                                                                    SIDE


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[X]  Please mark your                                                    0534
     votes as in this
     example.


  THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR APPROVAL AND ADOPTION OF THE MERGER AGREEMENT AND THE MERGER. RECEIPT OF THE PROXY STATEMENT/PROSPECTUS DATED JULY 27, 1998, IS HEREBY ACKNOWLEDGED.

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
                                                                                            FOR           AGAINST      ABSTAIN
1. To consider and vote upon a proposal to approve and adopt the Agreement and              [_]             [_]          [_]
   Plan of Merger dated June 18, 1998 (the "Merger Agreement") by and among
   Schlumberger Technology Corporation ("STC," a wholly owned subsidiary of
   Schlumberger N.V. (Schlumberger Limited) ("Schlumberger")), Schlumberger
   OFS, Inc., a newly formed wholly owned subsidiary of STC ("Merger Sub"), and
   Camco and the Merger of Merger Sub with and into Camco pursuant thereto.

2. To consider and take action upon any other business that may properly come before the meeting or any adjournment or postponement thereof.

                                                      NOTE: Please sign your name exactly as it appears hereon. Joint owners must each sign. When signing as attorney, executor, administrator, trustee or guardian, please give your full title as it appears thereon.

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                                                      Signature(s)                                                      Date


                                  PLEASE MARK, SIGN, DATE AND RETURN USING THE ENCLOSED ENVELOPE.
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